EXHIBIT 1

JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(f)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 29, 2006

MALTA PARTNERS, L.P.		MALTA HEDGE FUND, L.P.
By:	SOAM Holdings, LLC, the sole general partner	By:	SOAM Holdings, LLC, the sole general partner

By:	/s/ Terry Maltese	By:	/s/ Terry Maltese
	Terry Maltese President		Terry Maltese President

Malta Offshore, Ltd.		MALTA HEDGE FUND II, L.P.

By:	Sandler O’Neill Asset Management LLC	By:	SOAM Holdings, LLC, the sole general partner

By:	/s/ Terry Maltese	By:	/s/ Terry Maltese
	Terry Maltese President		Terry Maltese President

Sandler O’Neill Asset
SOAM Holdings, LLC		Management LLC

By:	/s/ Terry Maltese	By:	/s/ Terry Maltese
	Terry Maltese President		Terry Maltese President

Terry Maltese

/s/ Terry Maltese
Terry Maltese